Supplement to Prospectus Supplement, Dated December 11, 2006

to Prospectus dated July 21, 2006

LONG BEACH MORTGAGE LOAN TRUST 2006‑11

Issuing Entity

ASSET-BACKED CERTIFICATES, SERIES 2006‑11

LONG BEACH SECURITIES CORP.

Depositor

Washington Mutual
Long Beach Mortgage Logo

Sponsor and Servicer

$1,445,250,000 (Approximate)

1.             The table in the section entitled “Ratings” under the heading “Summary of Terms” on page S-9 is amended and replaced as follows:

	S&P	Moody’s
I‑A	AAA	Aaa
II‑A1	AAA	Aaa
II‑A2	AAA	Aaa
II‑A3	AAA	Aaa
II‑A4	AAA	Aaa
M‑1	AA+	Aa1
M‑2	AA	Aa2
M‑3	AA-	Aa3
M‑4	A+	A1
M‑5	A	A2
M‑6	A-	A3
M‑7	BBB+	Baa1
M‑8	BBB	Baa2
M‑9	BBB‑	Baa3

2.             The table in the section entitled “Ratings” on page S-133 is amended and replaced as follows:

	Rating Agency			Rating Agency
Class	S&P	Moody’s	Class	S&P	Moody’s
I-A......................................	AAA	Aaa	M-3....................................	AA-	Aa3
II-A1..................................	AAA	Aaa	M-4....................................	A+	A1
II-A2..................................	AAA	Aaa	M-5....................................	A	A2
II-A3..................................	AAA	Aaa	M-6....................................	A-	A3
II-A4..................................	AAA	Aaa	M-7....................................	BBB+	Baa1
M-1....................................	AA+	Aa1	M-8....................................	BBB	Baa2
M-2....................................	AA	Aa2	M-9....................................	BBB-	Baa3

Neither the SEC nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this supplement is December 13, 2006.

WaMu Capital Corp.                                                                            Goldman, Sachs & Co.